Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Maurice H. Sullivan, Jr.
Chairman and Chief Executive Officer
(617) 254-0707

PEOPLES FEDERAL BANCSHARES, INC. ANNOUNCES FOURTH QUARTER AND FISCAL 2012 FINANCIAL RESULTS

Brighton, Massachusetts, October 31, 2012.  Peoples Federal Bancshares, Inc. (the “Company”) (Nasdaq: PEOP), the holding company for Peoples Federal Savings Bank (the “Bank”), announced fourth quarter loss and year to date earnings for the fiscal year ending September 30, 2012.

For the three months ended September 30, 2012, the Company reported a net loss of $323,000 or ($0.05) per share, basic, as compared to net income of $567,000, or $0.09 per share, basic and diluted, for the three months ended June 30, 2012 and as compared to $559,000, or $0.09 per share, basic and diluted, for the three months ended September 30, 2011.  For the fiscal year ended September 30, 2012, the Company reported net income of $1.7 million, or $0.26 per share, basic and diluted, as compared to net income of $3.1 million or $0.47 per share, basic and diluted, for the same period last year.

The fiscal fourth quarter loss and reduced annual income versus fiscal 2011 resulted primarily from the Company establishing a valuation allowance of $991,000 during the quarter ended September 30, 2012, against a deferred tax asset which was created due to a charitable contribution made in conjunction with the Company’s initial public offering in 2010.  A valuation allowance is established against deferred tax assets when, based upon the available evidence, including historical and projected taxable income, management determines that it is more likely than not that some or all of the deferred tax asset will not be realized.

Net interest and dividend income for the three months ended September 30, 2012 totaled $4.3 million as compared to $4.2 million for the three months ended September 30, 2011.  For the three months ended September 30, 2012, the Company’s net interest rate spread and net interest rate margin decreased to 3.06% and 3.26%, respectively, compared to 3.12% and 3.35%, respectively, for the same 2011 period.  Decreases in both the Company’s net interest rate spread and net interest margin reflect declining interest rates and the increase in average balances of total interest-bearing liabilities, offset by increases in average balances of total interest-earning assets.  The Company’s ratio of total interest-bearing assets to total interest-bearing liabilities improved to 1.32x from 1.30x for the three months ended September 30, 2012 compared to the same 2011 period.

Non-interest income totaled $562,000 for the three months ended September 30, 2012 as compared to $299,000 for the three months ended September 30, 2011.  Non-interest expense totaled $3.7 million for the three months ended September 30, 2012 as compared to $3.4 million for the three months ended September 30, 2011, primarily due to increased expenses in salaries and employee benefits that increased to $2.5 million from $2.3 million.  Included in salaries and employee benefits for the quarter ended September 30, 2012 were expenses of $333,000 related to the equity incentive plan adopted in February 2012.  Other non-interest expense increases included professional fees, which increased to $133,000 from $130,000, occupancy expense, which increased to $238,000 from $231,000, data processing expense, which increased to $211,000 from $201,000, advertising expense, which increased to $110,000 from $94,000, and deposit insurance expense, which increased to $75,000 from $62,000.  Equipment expense and other expense decreased slightly during the comparable three month periods ended September 30, 2012 and 2011.

Net interest and dividend income for the fiscal year ended September 30, 2012 totaled $17.0 million as compared to $16.4 million for the fiscal year ended September 30, 2011.  For the fiscal year ended September 30, 2012, the Company’s net interest rate spread and net interest rate margin increased to 3.12% and 3.32%, respectively, compared to 3.05% and 3.31%, respectively, for the same 2011 period.  Increases in both the Company’s net interest rate spread and net interest margin reflect the increase in average balances of total interest-earning assets, offset by declining interest rates and the increase in average balances of total interest-bearing liabilities.  The Company’s ratio of total interest-bearing assets to total interest-bearing liabilities decreased slightly to 1.31x from 1.32x for the fiscal year ended September 30, 2012 compared to the same 2011 period.

Non-interest income totaled $1.8 million for the fiscal year ended September 30, 2012 as compared to $1.7 million for the fiscal year ended September 30, 2011.  Non-interest expense totaled $14.1 million for the fiscal year ended September 30, 2012 as compared to $12.8 million for the fiscal year ended September 30, 2011, primarily due to increased expenses in salaries and employee benefits that increased to $9.6 million from $8.3 million.  Included in salaries and employee benefits for the fiscal year ended September 30, 2012 were expenses of $889,000 related to the equity incentive plan adopted in February 2012.  Other non-interest expense increases include occupancy expense, which increased to $920,000 from $857,000, data processing expense, which increased to $811,000 from $749,000, advertising expense, which increased to $558,000 from $240,000, and equipment expense, which increased to $437,000 from $436,000.  These increases were offset in part by decreases in deposit insurance expense, which decreased to $251,000 from $400,000, professional fees expense, which decreased to $488,000 from $574,000, and other expense, which decreased to $1.1 million from $1.2 million.

Since September 30, 2011, total assets have increased by $16.6 million, or 3.0%, to $570.8 million.  Net loans increased $43.6 million, or 10.7% during fiscal 2012.  The increase in loans was due to an increase in residential real estate, commercial loans and consumer loans, offset by a decrease in commercial real estate loans and construction loans.  Cash and cash equivalents decreased by $25.5 million, to $36.2 million at September 30, 2012 from $61.7 million at September 30, 2011, as we continue to deploy cash and cash equivalents into loans and investment securities.  Federal Home Loan Bank borrowings increased by $15.0 million, or 83.3%, from September 30, 2011, as the Company took advantage of low interest rates.  Deposits increased to $416.7 million at September 30, 2012 from $412.6 million at September 30, 2011.  At September 30, 2012, total stockholders’ equity was $110.5 million, a decrease of $5.2 million from $115.7 million at September 30, 2011.  The decrease resulted primarily from the repurchase of 527,996 shares of the Company’s common stock totaling $8.0 million, in the open market as part of the Company’s previously announced stock repurchase plan, expense related to the Company grant of 281,700 shares of restricted stock awards to its Board of Directors and certain employees of the Company and aggregate payment of $181,000 in dividends paid during 2012.  The decrease in stockholders’ equity was offset primarily by net income of $1.7 million, equity incentive shares earned of $889,000 and ESOP stock released and committed to be released of $441,000, for the year ended September 30, 2012.

Non-performing assets totaled $5.2 million, or 0.92% of total assets, at September 30, 2012, as compared to $3.3 million, or 0.59% of total assets at September 30, 2011.  Classified loans decreased to $9.6 million as of September 30, 2012 compared to $12.6 million at September 30, 2011.  The Company recorded a $540,000 provision for loan losses during the year ended September 30, 2012, reflecting the overall increase in total loans along with the qualitative and quantitative changes within each loan portfolio segment.

Certain statements herein constitute “forward-looking statements” and actual results may differ from those contemplated by these statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which Peoples Federal Bancshares, Inc. is engaged and changes in the securities market.  The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

PEOPLES FEDERAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	September 30,
	2012	2011
	(In thousands, except share data)
ASSETS
Cash and due from banks	$6,713	$9,462
Interest-bearing demand deposits with other banks	27,378	44,255
Federal funds sold	48	9
Federal Home Loan Bank - overnight deposit	2,102	8,003
Total cash and cash equivalents	36,241	61,729
Securities available-for-sale	21,653	28,452
Securities held-to-maturity (fair values of $26,746 and $19,925)	25,921	19,713
Federal Home Loan Bank stock (at cost)	4,014	4,339
Loans	454,925	410,794
Allowance for loan losses	(3,891)	(3,371)
Loans, net	451,034	407,423
Premises and equipment, net	3,577	3,818
Cash surrender value of life insurance policies	19,364	18,713
Accrued interest receivable	1,589	1,527
Deferred income tax asset, net	5,116	5,739
Other assets	2,318	2,736
Total assets	$570,827	$554,189

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$49,165	$38,483
Interest-bearing	367,583	374,162
Total deposits	416,748	412,645
Short-term borrowings	8,000	—
Long-term debt	25,000	18,000
Accrued expenses and other liabilities	10,541	7,842
Total liabilities	460,289	438,487

Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 6,726,904 shares issued and outstanding at September 30, 2012 and 7,141,500 shares issued at September 30, 2011	67	71
Additional paid-in capital	63,909	69,437
Retained earnings	55,153	53,677
Accumulated other comprehensive income	113	56
Unearned restricted shares; 244,140 shares at September 30, 2012	(3,777)	—
Unearned compensation - ESOP	(4,927)	(5,213)
Treasury stock, at cost; 168,300 shares at September 30, 2011	—	(2,326)
Total stockholders’ equity	110,538	115,702
Total liabilities and stockholders’ equity	$570,827	$554,189

PEOPLES FEDERAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Years Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(Unaudited)
	(Dollars in thousands, except share data)
Interest and dividend income:
Interest and fees on loans	$4,857	$4,932	$19,323	$20,048
Interest on debt securities:
Taxable	191	164	914	400
Other interest	14	33	73	132
Dividends on equity securities	5	3	19	10
Total interest and dividend income	5,067	5,132	20,329	20,590

Interest expense:
Interest on deposits	627	844	2,755	3,445
Interest on Federal Home Loan Bank advances	155	134	564	745
Total interest expense	782	978	3,319	4,190
Net interest and dividend income	4,285	4,154	17,010	16,400
Provision for loan losses	165	65	540	405
Net interest and dividend income, after provision for loan losses	4,120	4,089	16,470	15,995

Non-interest income:
Customer service fees	210	204	838	809
Loan servicing (costs) fees	(5)	(37)	2	40
Net gain on sales of mortgage loans	120	42	169	178
Increase in cash surrender value of life insurance	161	146	651	543
Other income (loss)	76	(56)	173	150
Total non-interest income	562	299	1,833	1,720

Non-interest expense:
Salaries and employee benefits	2,540	2,251	9,587	8,322
Occupancy expense	238	231	920	857
Equipment expense	104	116	437	436
Professional fees	133	130	488	574
Advertising expense	110	94	558	240
Data processing expense	211	201	811	749
Deposit insurance expense	75	62	251	400
Other expense	264	276	1,074	1,209
Total non-interest expense	3,675	3,361	14,126	12,787
Income before income taxes	1,007	1,027	4,177	4,928
Provision for income taxes	1,330	468	2,520	1,857
Net (loss) income	$(323)	$559	$1,657	$3,071

Weighted-average shares outstanding:
Basic	5,982,123	6,576,421	6,175,042	6,579,784
Diluted	5,982,123	6,576,421	6,183,718	6,579,784

Earnings (loss) per common share:
Basic	$(0.05)	$0.09	$0.26	$0.47
Diluted	$(0.05)	$0.09	$0.26	$0.47

The following tables set forth average assets, liability and equity account balances, average yields and costs, and certain other information for the periods indicated.  No tax-equivalent yield adjustments were made, as the effect thereof was not material.  All average balances are daily average balances.  Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield.  The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

	Three Months Ended September 30,
	2012				2011
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate (1)	Balance		Paid	Rate (1)
	(Unaudited)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$441,232		$4,857	4.40%	$402,587		$4,932	4.90%
Taxable securities (3)	51,701		191	1.48	37,601		164	1.74
Other interest-earning assets	29,321		14	0.19	51,061		33	0.26
FHLB stock	4,014		5	0.50	4,339		3	0.28
Total interest-earning assets	526,268		5,067	3.85	495,588		5,132	4.14
Non-interest-earning assets	36,992				49,819
Total assets	$563,260				$545,407

Interest-bearing liabilities:
Deposits:
Savings	$49,616		18	0.15	$47,602		35	0.29
Money market accounts	153,091		236	0.62	148,388		325	0.88
NOW accounts	37,447		7	0.07	35,278		17	0.19
Term certificates	128,186		366	1.14	132,255		467	1.41
Total deposits	368,340		627	0.68	363,523		844	0.93
FHLB advances	28,979		155	2.14	19,141		134	2.80
Total interest-bearing liabilities	397,319		782	0.79	382,664		978	1.02
Demand deposits	45,791				37,911
Other non-interest-bearing liabilities	9,017				7,957
Total non-interest-bearing liabilities	54,808				45,868
Total liabilities	452,127				428,532
Stockholders’ equity	111,133				116,875
Total liabilities and stockholders’ equity	$563,260				$545,407

Net interest income			$4,285				$4,154
Net interest rate spread (4)				3.06%				3.12%
Net interest-earning assets (5)	$128,949				$112,924
Net interest margin (6)				3.26%				3.35%
Ratio of total interest-earning assets to total interest-bearing liabilities	1.32	x			1.30	x

(1)         Yields are annualized.

(2)         Average loans include non-accrual loans and are net of average deferred loan fees/costs.

(3)         Average balances are presented at average amortized cost.

(4)         Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(5)         Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6)         Net interest margin represents net interest income divided by average total interest-earning assets.

	Years Ended September 30,
	2012				2011
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate	Balance		Paid	Rate
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	$422,198		$19,323	4.58%	$394,920		$20,048	5.08%
Taxable securities (2)	56,856		914	1.61	30,175		400	1.33
Other interest-earning assets	28,864		73	0.25	65,629		132	0.20
FHLB stock	4,155		19	0.46	4,339		10	0.23
Total interest-earning assets	512,073		20,329	3.97	495,063		20,590	4.16
Non-interest-earning assets	44,030				41,521
Total assets	$556,103				$536,584

Interest-bearing liabilities:
Deposits:
Savings	$48,675		90	0.18	$46,944		213	0.45
Money market accounts	153,789		1,066	0.69	145,228		1,292	0.89
NOW accounts	36,724		40	0.11	34,165		64	0.19
Term certificates	130,326		1,559	1.20	126,111		1,876	1.49
Total deposits	369,514		2,755	0.75	352,448		3,445	0.98
FHLB advances	22,716		564	2.48	24,016		745	3.10
Total interest-bearing liabilities	392,230		3,319	0.85	376,464		4,190	1.11
Demand deposits	41,816				35,837
Other non-interest-bearing liabilities	8,762				8,003
Total non-interest-bearing liabilities	50,578				43,840
Total liabilities	442,808				420,304
Stockholders’ equity	113,295				116,280
Total liabilities and stockholders’ equity	$556,103				$536,584

Net interest income			$17,010				$16,400
Net interest rate spread (3)				3.12%				3.05%
Net interest-earning assets (4)	$119,843				$118,599
Net interest margin (5)				3.32%				3.31%
Ratio of total interest-earning assets to total interest-bearing liabilities	1.31	x			1.32	x

(1)          Average loans include non-accrual loans and are net of average deferred loan fees/costs.

(2)          Average balances are presented at average amortized cost.

(3)          Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(4)          Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(5)          Net interest margin represents net interest income divided by average total interest-earning assets.